Exhibit 99.1

Dahlgren & Company, Inc. and Subsidiary
Table of Contents
September 25, 2010, September 26, 2009 and September 27, 2008

Independent Auditor’s Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	3
Consolidated Statements of Operations and Comprehensive Income	5
Consolidated Statements of Stockholders’ Equity	6
Consolidated Statements of Cash Flows	7
Notes to Consolidated Financial Statements	9

Independent Auditor’s Report on Consolidated Supplementary Information	20

Consolidated Supplementary Information

Consolidating Balance Sheet	21
Consolidating Statements of Operations and Comprehensive Income	23

Independent Auditor’s Report

Board of Directors
Dahlgren & Company, Inc. and Subsidiary
Crookston, Minnesota

We have audited the accompanying consolidated balance sheets of Dahlgren & Company, Inc. and Subsidiary (a Delaware corporation) as of September 25, 2010 and September 26, 2009, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three year period ended September 25, 2010. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Rolf Ehlers GmbH & Co. KG, a majority owned subsidiary, which statements reflect total assets of $1,016,295 as of September 30, 2009, and total revenues of $6,703,386 and $10,341,703 for the years ended September 26, 2009 and September 27, 2008. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Rolf Ehlers GmbH & Co. KG, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express such an opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 13 to the financial statements, certain amounts in the previously reported financial statements have been reclassified to conform to the presentation used by the Company’s acquirer. The reclassifications had no effect on previously reported net income or stockholders’ equity.

www. eidebailly .com	1

4310 17th Ave. S. | P.O. Box 2545 | Fargo, ND 58108-2545 | T 701.239.8500 | F 701.239.8600 | EOE

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dahlgren & Company, Inc. and Subsidiary as of September 25, 2010 and September 26, 2009 and the results of their operations, comprehensive income and their cash flows for the each of the three years ended September 25, 2010, in conformity with accounting principles generally accepted in the United States of America.

Fargo, North Dakota
November 5, 2010, except for Note 13, as to which the date is January 19, 2011

Dahlgren & Company, Inc. and Subsidiary
Consolidated Balance Sheets
September 25, 2010 and September 26, 2009

	2010	2009

Assets

Current Assets
Cash and cash equivalents	$3,482,401	$353,844
Receivables
Trade, less allowance for doubtful accounts of $1,685 in 2010 and $264,558 in 2009	7,924,749	8,905,498
Other	332	36,621
Income tax	122,291	1,470,370
Inventories	5,684,005	10,469,927
Prepaid expenses	2,740,343	1,772,296
Other	-	5,443
Deferred tax asset	497,000	741,500

Total current assets	20,451,121	23,755,499

Property, Plant, and Equipment
Land and improvements	413,417	413,417
Buildings	3,351,624	3,131,789
Plant equipment	21,389,836	20,296,138
Projects in progress	104,087	49,060
Less accumulated depreciation	(19,225,955)	(18,056,342)

Net property, plant, and equipment	6,033,009	5,834,062

Other Assets
Intangible assets, net of accumulated amortization of $613,442 in 2010 and $544,987 in 2009	51,340	119,794
Investments held for deferred compensation plan	1,132,966	641,893

Total other assets	1,184,306	761,687

	$27,668,436	$30,351,248

See Notes to Consolidated Financial Statements	3

Dahlgren & Company, Inc. and Subsidiary
Consolidated Balance Sheets
September 25, 2010 and September 26, 2009

	2010	2009

Liabilities and Stockholders' Equity

Current Liabilities
Excess of outstanding checks over available cash	$-	$572,224
Notes payable	-	3,494,271
Current maturities of long-term debt and capital leases	1,591,467	1,304,321
Accounts payable	1,708,148	2,307,006
Dividends payable	-	253,980
Accrued liabilities	2,794,084	2,423,023

Total current liabilities	6,093,699	10,354,825

Long-Term Debt and Capital Leases, Less Current Maturities	583,368	5,163,495

Deferred Tax Liabilities	848,000	705,000

Deferred Compensation	1,132,966	641,893

Total liabilities	8,658,033	16,865,213

Stockholders' Equity
Common stock
Class A, $.01 par value, 20,000 shares authorized; 13,300 shares issued and outstanding	133	133
Additional paid-in capital	943,295	943,295
Accumulated other comprehensive income	-	93,371
Retained earnings	18,066,975	12,449,236

Total stockholders' equity	19,010,403	13,486,035

	$27,668,436	$30,351,248

See Notes to Consolidated Financial Statements	4

Dahlgren & Company, Inc. and Subsidiary
Consolidated Statements of Operations and Comprehensive Income
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

	2010	2009	2008
		(restated)
Operations

Sales, Net	$78,281,799	$88,867,246	$97,813,051

Cost of Sales	61,547,732	81,715,889	80,127,868
Cost of Sales- lower of cost or market adjustment	-	2,928,356	-
Total Cost of Sales	61,547,732	84,644,245	80,127,868

Gross Profit	16,734,067	4,223,001	17,685,183

Selling, General and Administrative Expenses	4,923,023	4,670,305	5,082,786

Income (Loss) from Operations	11,811,044	(447,304)	12,602,397

Other Income (Loss), Net	430,445	(193,107)	1,259,432
Interest Expense	(871,963)	(826,022)	(1,423,236)
Depreciation and Amortization Allowance	(1,267,668)	(1,440,539)	(1,364,774)

Income (Loss) Before Income Taxes and Minority Interest	10,101,858	(2,906,972)	11,073,819

Provision (Benefit) for Income Taxes	3,738,100	(1,245,800)	3,829,400

Income (Loss) Before Minority Interest	6,363,758	(1,661,172)	7,244,419

Minority Interest in Income of Subsidiary	-	-	-

Net Income (Loss)	$6,363,758	$(1,661,172)	$7,244,419

Comprehensive Income (Loss)

Net Income (Loss)	$6,363,758	$(1,661,172)	$7,244,419

Other Comprehensive (Loss) Income Foreign currency translation adjustments	(93,371)	3,586	11,415

Comprehensive Income (Loss)	$6,270,387	$(1,657,586)	$7,255,834

See Notes to Consolidated Financial Statements	5

Dahlgren & Company, Inc. and Subsidiary
Consolidated Statements of Stockholders’ Equity
September 25, 2010, September 26, 2009 and September 27, 2008

			Additional	Other
	Common	Common	Paid in	Comprehensive	Retained
	Class A	Class B	Capital	Income (Loss)	Earnings	Total

Balance,
September 29, 2007	$133	$-	$943,295	$78,370	$8,318,202	$9,340,000

Foreign currency translation adjustments	-	-	-	11,415	-	11,415
Cash dividends	-	-	-	-	(1,360,069)	(1,360,069)
Net income	-	-	-	-	7,244,419	7,244,419

September 27, 2008	$133	$-	$943,295	$89,785	$14,202,552	$15,235,765
Foreign currency translation adjustments	-	-	-	3,586	-	3,586
Cash dividends	-	-	-	-	(92,144)	(92,144)
Net loss	-	-	-	-	(1,661,172)	(1,661,172)

Balance,
September 26, 2009	$133	$-	$943,295	$93,371	$12,449,236	$13,486,035

Foreign currency translation adjustments	-	-	-	(93,371)	-	(93,371)
Cash dividends	-	-	-	-	(746,019)	(746,019)
Net income	-	-	-	-	6,363,758	6,363,758

Balance,
September 25, 2010	$133	$-	$943,295	$-	$18,066,975	$19,010,403

See Notes to Consolidated Financial Statements	6

Dahlgren & Company, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

	2010	2009	2008

Operating Activities
Net income (loss)	$6,363,758	$(1,661,172)	$7,244,419
Charges and credits to net income not affecting cash
Depreciation and amortization	1,267,668	1,439,133	1,364,774
Loss on disposal of equipment	42,969	-	428
Deferred income taxes	354,000	134,000	39,000
Deferred compensation expense	491,073	281,147	213,844
Change in assets and liabilities
Trade receivable	1,322,367	4,322,440	(2,282,537)
Other receivable	36,289	121,100	(154,438)
Income taxes	1,348,079	(2,132,712)	277,488
Inventories	4,785,922	9,252,687	(5,486,381)
Prepaid expenses	(968,047)	(330,395)	(219,134)
Other assets	(390,153)	(316,669)	(80,788)
Accounts payable and accrued expenses	(610,259)	(2,057,778)	377,037

Net Cash from Operating Activities	14,043,666	9,051,781	1,293,712

Investing Activities
Proceeds from sales of property, plant, and equipme	2,000	30,793	-
Property, plant, and equipment purchases	(1,443,130)	(584,987)	(910,788)

Net Cash used for Investing Activities	(1,441,130)	(554,194)	(910,788)

Financing Activities
Net payments on revolving line of credit	(3,494,271)	(7,186,649)	2,488,737
Proceeds from issuance of long-term debt	-	(1,220,988)	-
Principal payments on long-term debt	(4,292,981)	-	(1,105,716)
Excess of outstanding checks over available cash	(572,224)	(42,012)	(185,743)
Dividends paid	(999,999)	(500,000)	(1,000,000)

Net Cash (used for) from Financing Activities	(9,359,475)	(8,949,649)	197,278

Effect of Exchange Rate
Changes on Cash and Cash Equivalents	(114,504)	(29,499)	(12,471)

Net Change in Cash and Cash Equivalents	3,243,061	(452,062)	580,202

Cash and Cash Equivalents, Beginning of Year	353,844	835,405	267,674

Cash and Cash Equivalents, End of Year	$3,482,401	$353,844	$835,405

See Notes to Consolidated Financial Statements	7

Dahlgren & Company, Inc. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

	2010	2009	2008

Supplemental Disclosures of Cash Flow Information
Cash paid during the year
Interest	$904,880	$812,241	$1,451,686
Income taxes (net of refunds)	$3,076,137	$750,421	$3,513,512
Supplemental Schedule of Noncash Investing Activities
Dividends declared		$92,144	$360,069
Equipment purchased through capital lease		$1,084,522

See Notes to Consolidated Financial Statements	8

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

Note 1 - Nature of Business and Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Dahlgren & Company, Inc., and its 75% owned subsidiary, Rolf Ehlers GmbH & Co. KG (Ehlers). All significant intercompany transactions and balances between Dahlgren & Company, Inc., and Ehlers have been eliminated in consolidation. During 2010, the operations of Ehlers wound down and all assets and liabilities have been absorbed by Dahlgren & Co. and Ehlers’ minority owner. Any residual equity from Ehlers was written off against Dahlgren & Co.’s current year earnings (see Note 5).

Organization and Business Activities

Dahlgren & Company, Inc. processes and sells edible sunflower seeds and roasted seed products both domestically and overseas. The Company has operations in Crookston, Minnesota, Ipswich, South Dakota, and Fargo and Grace City, North Dakota. Ehlers is an edible product broker located in Elmshorn, Germany. Ehlers facilitates a portion of the Company’s foreign sales as well as other products for other companies.

Fiscal Year

The fiscal year of the Company ends on the Saturday nearest to September 30. Fiscal years 2010, 2009 and 2008 each include 52 weeks and end on September 25, 2010, September 26, 2009 and September 27, 2008, respectively.

Receivable and Credit Policy

Domestic trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Past due domestic trade receivables are non-interest bearing. Export trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment ranging from 30 to 90 days from the date of ocean bill of lading. Past due export trade receivables are non-interest bearing. Payments on trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of the trade receivables is reduced by an amount that reflects management’s best estimate of the amounts that will not be collected.

Grower accounts receivable are uncollateralized customer obligations requiring payment at time of shipment. If payment is not made, a lien is established against crop grown. Beginning July 1 each year, past due grower accounts receivable bear interest at 18% annually.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of trade receivables. The Company performs ongoing customer credit evaluations and has obtained credit insurance to mitigate such risk.

The Company’s cash balances are maintained in two bank deposit accounts. The deposit accounts may from time to time be in excess of federally insured limits.

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

Revenue Recognition

The Company generally recognizes revenue upon shipment of product.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Inventories

Inventories are valued at the lower of cost (first-in, first-out method) or market.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

The Company accounts for long-lived assets in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment. This topic requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying value of an asset to future net cash flows expected to be generated by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Property, Plant and Equipment

Property and equipment is stated at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

Buildings	15-33 years
Land improvements	5-10 years
Plant equipment	7 years

Depreciation expense totaled $1,199,214, $1,370,680 and $1,296,321 for the years ended September 25, 2010, September 26, 2009 and September 27, 2008, respectively.

Intangible Assets

Intangible assets consist of a covenant not to compete relating to the operations of the subsidiary and financing fees incurred to secure the long-term debt. In accordance with FASB ASC Topic 350, the Company amortizes intangible assets on a straight-line basis over the estimated useful life of the assets.

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of property and equipment and reserves for uncollectible accounts and accrued vacation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

The Company has adopted provisions of FASB ASC Topic 740-10, on July 1, 2009. The implementation of this standard had no impact on the balance sheet. As of both the date of adoption, and as of September 25, 2010, the unrecognized tax benefit accrual was zero.

The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. The Company is no longer subject to Federal tax examinations by tax authorities for years before 2007 and state examinations for years before 2007.

Other Comprehensive Income

The Company follows FASB ASC Topic 220, Comprehensive Income, which establishes rules for reporting of comprehensive income and its components. Comprehensive income for the years ended September 25, 2010, September 26, 2009 and September 27, 2008 consists of foreign currency translation adjustments and is presented in the Consolidated Statements of Stockholders’ Equity.

Foreign Currency Translation

For foreign subsidiaries whose functional currency is the local foreign currency, balance sheet accounts are translated at exchange rates in effect at the end of the year and income statement accounts are translated at average exchange rates for the year. Translation gains and losses are included as a separate component of stockholders’ equity.

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with the provisions of FASB ASC Topic 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under generally accepted accounting principles

Topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Topic 820 requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. Topic 820 also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability. Level 3 inputs are unobservable inputs related to the asset or liability.

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

Derivatives and Hedging Activities

The Company accounts for derivative instruments in accordance with FASB ASC Topic 815, Derivatives and Hedging. This standard requires the recognition of all derivatives on the balance sheet at fair value and recognition of the resulting gains or losses as adjustments to earnings or other comprehensive income. The Company documents all relationships between hedging instruments and hedged items, as well as our risk management objective and strategy for undertaking various hedge transactions. The hedging activities are transacted only with a highly-rated institution, reducing the exposure to credit risk in the event of nonperformance. The Company uses derivatives for fair value hedging purposes. For derivative instruments that hedge the exposure to changes in the fair value of certain fixed rate debt, designated as fair value hedges, the effective portion of the net gain or loss on the derivative instrument, as well as the offsetting gain or loss on the fixed rate debt attributable to the hedged risk, are recorded in current period earnings. The Company uses an interest rate swap agreement to convert a portion of floating rate debt to a fixed rate basis and used an interest rate collar agreement to manage interest rate exposure and reduce the impact of future interest rate changes, thus hedging for changes in the fair value of the floating rate debt being hedged.

Advertising Costs

Costs incurred for producing and distributing advertising are expensed as incurred. Advertising expense totaled $89,160, $115,289 and $92,834 for the years ended September 25, 2010, September 26, 2009 and September 27, 2008, respectively.

Shipping and Handling Costs

Shipping and handling costs are included in cost of product sold upon shipment of the Company’s product to its customers.

Sales Taxes

The Company has customers in states and municipalities in which those governmental units impose a sales tax on certain sales. The Company collects those sales taxes from its customers and remits the entire amount to the various governmental units. The Company’s accounting policy is to exclude the tax collected and remitted from sales and cost of sales.

Subsequent Events

The Company has evaluated subsequent events through January 19, 2011, the date which the financial statements were available to be issued.

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

Note 2 - Fair Value of Assets and Liabilities

Assets and liabilities measured at fair value on a recurring basis at September 25, 2010 and September 26, 2009, respectively, are as follows:

	2010	2009
Deferred compensation plan
(available-for-sale securities)	$1,132,966	$641,883
Interest rate swap agreement	$160,152	$377,000

The related fair values of these assets and liabilities are determined as follows:

		Other
	Quoted Prices in	Observable	Unobservable
	Active Markets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)
September 25, 2010

Deferred compensation plan
(available-for-sale securities)	$1,132,966	$-	$-

Interest rate swap agreement	$-	$160,152	$-

September 26, 2009

Deferred compensation plan
(available-for-sale securities)	$641,883	$-	$-

Interest rate swap agreement	$-	$377,000	$-

The fair value for available-for-sale securities is determined by reference to quoted market prices. The interest rate swap is based upon estimates of the related LIBOR swap rate during the term of the swap agreement.

Note 3 - Inventories

Edible sunflower seeds, seeds to be sold for planting, and other inventories consisting principally of packaging supplies are valued at the lower of cost (first-in, first-out method) or market.

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

Components of inventories as of September 25, 2010 and September 26, 2009 were as follows:

	2010	2009

Processed sunflower seeds and kernels	$2,040,093	$2,238,735
Unprocessed raw sunflower seeds and soybeans	1,622,873	5,806,673
Planting seeds	614,864	1,084,982
Other materials	569,402	618,413
Parts	737,631	632,845
Other processed inventory	99,142	88,279

	$5,684,005	$10,469,927

Note 4 - Intangible Assets

Financing fees are recorded at cost and are being amortized over the term of the related debt. The covenant not to compete was amortized on a straight-line basis over a three-year estimated useful life. Amortization expense for the years ended September 25, 2010, September 26, 2009 and September 27, 2008 totaled $68,454 for all years. The estimated amortization expense for 2011 is $51,340.

Details relative to intangible assets are as follows:

	2010	2009

Gross Amount:
Financing fees	$664,782	$664,782
Accumulated Amortization:
Financing fees	(613,442)	(544,988)

	$51,340	$119,794

Note 5 - Related Party Transactions

During 2008, the Company made sales of $1,146,552 to Rolf Ehlers GmbH & Co., a consolidated 75% owned subsidiary. The Company made no sales to Rolf Ehlers GmbH & Co. during 2009 or 2010. As of September 26, 2009, the Company had trade receivables (net) of $348,953 from this entity. There were no receivables as of September 25, 2010.

The Company also had a note receivable due from Rolf Ehlers GmbH & Co in the amount of $200,000 as of September 25, 2010.The Company wrote off all outstanding balances with Rolf Ehlers GmbH & Co. as of September 25, 2010. Total amount charged to other expense during the year ended September 25, 2010 was $193,886.

The limited partner in Rolf Ehlers GmbH & Co. KG, has a partial ownership in Atlantic Marine Enterprise (AME). During 2009 and 2008, the Company had sales of $398,925 and $652,450, respectively, to AME. There were no sales during 2010 and there was no receivable balance as of September 25, 2010 or September 26, 2009.

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

The limited partner in Rolf Ehlers GmbH & Co. KG, provides services for Wendelin Backbetriebe. During 2008, the Company had sales of $255,356 to Wendelin Backbetriebe. There were no sales during 2010 or 2009, and there was no receivables balance from Wendelin Backbetriebe as of September 25, 2010 or September 26, 2009.

Note 6 - Long-Term Debt and Capital Leases

Components of long-term debt and capital leases as of September 25, 2010 and September 26, 2009 are as follows:

	2010	2009

Harris Bank, term loan, due in monthly principal installments of $92,142, to June 2011, secured by company assets, interest variable, currently at 4.75%	$1,392,850	$5,498,566

Capital lease payable, due in monthly installments of $21,103, including interest, to February 2014, secured by equipment, currently at 6.16%	781,985	969,250
	2,174,835	6,467,816
Less current portion	(1,591,467)	(1,304,321)

Net long-term debt and capital lease	$583,368	$5,163,495

Long-term debt maturities are as follows:

Fiscal Year Ending

2011	$1,591,467
2012	224,575
2013	238,799
2014	119,994

$2,174,835

The Company has a revolving credit with Harris Bank that may be utilized in the form of revolving loans and letter of credit. The revolving credit, including the revolving loans and letter of credit, shall not exceed the lesser of $21,000,000 or the computed borrowing base, which includes inventory and accounts receivable. The letter of credit has a limit of $2,000,000 and expires twelve months from the date of issuance or 30 days prior to the termination date of June 2011. This entire revolving credit expires in June 2011. The Company has no outstanding balance on its revolving line as of September 25, 2010. Interest is variable and was 4.75% at September 25, 2010.

Effective November 10, 2006, the Company entered an interest rate swap agreement which effectively modifies the exposure to interest rate risk by converting $3,568,563 of variable rate debt to fixed rate debt of 5.14% .. This agreement involves the receipt of floating rate interest amounts in exchange for fixed rate interest payments over the life of the agreement without an exchange of underlying principal amounts.

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

The Company also entered an interest rate collar agreement, effective November 10, 2006, that manages the interest rate exposure and effectively reduces the impact of future interest rate risk on variable rate debt. By entering into the interest rate collar agreement, the Company effectively provided a cap of 5.75% and a floor of 4.72% on LIBOR rates on $4.0 million of floating rate debt under the credit facility.

The interest rate swap agreement and the interest rate collar agreement reprice monthly. The interest rate swap agreement and the interest rate collar agreement expire in 2011.

The Company has loan agreements containing certain covenants related to, among other matters, the maintenance of certain working capital, ownership, and debt service ratios. The Company was in compliance with Harris Bank loan covenants as of September 25, 2010.

Note 7 - Leases

The Company leases certain storage facilities, office equipment, buildings, processing equipment and automobiles under noncancellable operating leases expiring in various years through 2015. Generally, the Company is required to pay executory costs such as property taxes, maintenance and insurance.

Future minimum lease payments for noncancellable capital and operating leases in future years are as follows:

	Capital	Operating
Fiscal Year Ending	Leases	Leases

2011	$253,236	$557,641
2012	253,236	532,591
2013	253,236	518,718
2014	98,344	517,985
2015	-	515,000

Total minimum lease payments	858,052	$2,641,935
Less interest	(76,067)

Present value of minimum lease payment - Note 6	$781,985

Capitalized lease assets consist of plant equipment with a cost of $1,084,522 as of September 25, 2010 and September 26, 2009 and accumulated depreciation of $379,583 and $162,678 as of September 25, 2010 and September 26, 2009.

Rent expenses related to operating leases amounted to $600,451, $603,061 and $199,497 for the fiscal years ended September 25, 2010, September 26, 2009 and September 27, 2008, respectively.

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

Note 8 - Employee Benefits Plans

Profit Sharing Plan

Company employees may participate in Dahlgren & Company, Inc. Profit Sharing Plan, a 401(k) profit sharing plan. Under the Plan, matching annual contributions are made equal to twenty-five percent of employee contributions, as defined, of all participants of the Plan, not to exceed 5 percent of employee annual compensation. The Company made matching contributions of $64,869, $138,563 and $158,821 for the fiscal years ended September 25, 2010, September 26, 2009 and September 27, 2008, respectively. The Company paid discretionary profit sharing contributions during the fiscal years ended September 25, 2010, September 26, 2009 and September 27, 2008 of $67,188, $71,398 and $65,425, respectively.

Note 9 - Self Insurance

The Company is self-insured with respect to certain employee medical and dental costs. Terms of the plan include a stop-loss provision, which limits the Company's liability to $50,000 per contract (employee plus dependents)/125% Aggregate, up to a lifetime maximum of $2,000,000 per member.

Note 10 - Income Taxes

Net deferred tax assets and liabilities consist of the following components at September 25, 2010 and September 26, 2009:

	2010	2009

Current deferred tax assets
Accrued vacation	$174,000	$152,000
Deferred compensation	453,000	257,000
Accrued self-insurance reserves	35,000	109,000
Uniform capitalization of inventory	82,000	95,000
Allowance for doubtful accounts	1,000	103,000
State NOL carryback	-	105,000
Other	47,000	173,500
Noncurrent deferred tax assets
Financing fees	41,000	47,000
Current deferred tax liabilit y
Investment in subsidiary	-	(253,000)
Inventory reserve	(295,000)	-
Noncurrent deferred tax liabilities
Property and equipment	(889,000)	(752,000)

	$(351,000)	$36,500

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

The income tax provision (benefit) for 2010 and 2009 is comprised of the following:

	2010	2009	2008
Current
Federal	$3,060,000	$(1,250,000)	$3,186,000
State	290,600	(163,300)	541,400
Deferred income taxes	387,500	167,500	102,000

	$3,738,100	$(1,245,800)	$3,829,400

Income tax provision (benefit) differs from the amount of income tax determined by applying the U.S. federal income rate of thirty-four percent to pretax income for the years ended September 25, 2010, September 26, 2009 and September 27, 2008 as follows:

	2010	2009	2008

Computed "expected" federal tax expense (benefit)	$3,434,630	$(988,370)	$3,524,100
Increase (decrease) in income taxes resulting from
Deferred compensation and bonus plans	167,000	16,400	95,300
Accrued self-insurance reserves	(63,600)	11,100	75,500
Section 199 incentive	(195,700)	-	(211,400)
Nondeductible expenses	42,200	4,600	50,700
Loss (gain) on foreign subsidiary	10,100	32,400	(120,500)
Accrued vacation	3,600	5,600	17,200
Allowance for doubtful accounts	(87,000)	78,800	(19,800)
Uniform capitalization of inventory	1,900	(74,700)	35,100
Property and equipment depreciation	(91,000)	(210,500)	(86,000)
Gain on sale of assets	9,400	-	-
Financing fee amortization	(5,000)	(28,200)	(5,000)
State income taxes, net of federal tax benefit	127,170	(194,030)	372,200
Federal contribution carryover	(3,100)	-	-
Deferred income tax benefit	387,500	101,100	102,000

	$3,738,100	$(1,245,800)	$3,829,400

Note 11 - Major Customer

The Company derived 21.8, 21.9 and 17.0 percent of net revenue from one customer during the years ending September 25, 2010, September 26, 2009 and September 27, 2008, respectively. Net revenue from the customer totaled $17,062,823, $19,431,468 and $16,623,506 for the years ending September 25, 2010, September 26, 2009 and September 27, 2008, respectively. Accounts receivable from this customer totaled $1,900,343 and $2,480,530 as of September 25, 2010 and September 26, 2009, respectively.

Dahlgren & Company, Inc. and Subsidiary
Notes to Consolidated Financial Statements
Years Ended September 25, 2010, September 26, 2009 and September 27, 2008

Note 12 - Commitments and Contingencies

Purchase Commitments

The Company has entered into contracts with several of its sunflower seed growers to purchase certain quantities of sunflower seed at contractually determined prices. As of September 25, 2010 the Company had entered into contracts to purchase bulk sunflower seed at a gross purchase price of approximately $26.5 million.

Litigation

Various claims, legal actions, and complaints, which affect the Company, arise in the normal course of business. Management believes that the ultimate outcome of these matters will not have a material effect on the Company’s operations or financial position.

Note 13 - Sale of Stock Subsequent Event

On September 7th, 2010, the Company signed a letter of intent to sell all shares of the Company’s stock to a third party. On November 8, 2010 the Company completed the sale of 100% of the outstanding shares of Dahlgren & Company, Inc.

In order to conform to the financial statement presentation of the Company’s acquirer, a lower of cost of market adjustment of $2,928,356 has been reclassified to a component of Cost of Goods sold. This amount was previously reflected as Other Income (Loss).

Consolidating Supplementary Information
September 26, 2009 and September 27, 2008

Dahlgren & Company, Inc. and Subsidiary

www.eidebailly.com

Independent Auditor’s Report on Consolidated Supplementary Information

Board of Directors
Dahlgren & Company, Inc. and Subsidiary
Crookston, Minnesota

Our report on our audits of the consolidated balance sheets of Dahlgren & Company, Inc. and Subsidiary as of September 25, 2010 and September 26, 2009, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three year period ended September 25, 2010, expressed an unqualified opinion, appears on page 1. Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The supplementary information contained on pages 21 through 24, is presented for purposes of additional analysis of the consolidated balance sheet as of September 26, 2009 and the consolidated statements of operations for the year ended September 26, 2009 and September 27, 2008 rather than to present the financial position, results of operations and cash flows of the individual companies. Such information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements. In our opinion, which insofar as it relates to Rolf Ehlers GmbH & Co. KG, is based on the report of other auditors, such information is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

Fargo, North Dakota
November 5, 2010

Dahlgren & Company, Inc. and Subsidiary
Consolidating Balance Sheet
September 29, 2009

	Dahlgren	Rolf		Consolidated
	and Company	Ehlers	Elimination	Entity
Assets

Current Assets
Cash and cash equivalents	$38,314	$315,530	$-	$353,844
Receivables
Trade, less allowance for doubtful accounts of $257,673 and $6,885, respectively	8,844,481	409,970	(348,953)	8,905,498
Other	16,322	20,299	-	36,621
Income Tax	1,470,370	-	-	1,470,370
Inventories	10,238,374	231,553	-	10,469,927
Prepaid expenses	1,772,296	-	-	1,772,296
Other	-	5,443	-	5,443
Deferred tax asset	708,000	33,500	-	741,500

Total current assets	23,088,157	1,016,295	(348,953)	23,755,499

Property, Plant, and Equipment
Land and Improvements	413,417	-	-	413,417
Buildings	3,131,789	-	-	3,131,789
Plant equipment	20,296,138	-	-	20,296,138
Work in process	49,060	-	-	49,060
Less accumulated depreciation	(18,056,342)	-	-	(18,056,342)

Net property, plant, and equipment	5,834,062	-	-	5,834,062

Other Assets
Intangible assets	119,794	-	-	119,794
Note receivable, net of current portion	200,000	-	(200,000)	-
Other	671,720	-	(29,827)	641,893

Total other assets	991,514	-	(229,827)	761,687

	$29,913,733	$1,016,295	$(578,780)	$30,351,248

Dahlgren & Company, Inc. and Subsidiary
Consolidating Balance Sheet
September 29, 2009

	Dahlgren	Rolf		Consolidated
	and Company	Ehlers	Eliminations	Entity
Liabilities and Stockholders' Equity

Current Liabilities
Excess of outstanding checks over available cash	$572,224	$-	$-	$572,224
Notes payable	3,494,271	200,000	(200,000)	3,494,271
Current maturities of long-term debt	1,304,321	-	-	1,304,321
Accounts payable	1,968,730	687,229	(348,953)	2,307,006
Income tax payable	-	-	-	-
Dividends payable	253,980	-	-	253,980
Accrued liabilities	2,417,155	5,868	-	2,423,023

Total current liabilities	10,010,681	893,097	(548,953)	10,354,825

Long-Term Debt, Less Current Maturities	5,163,495	-	-	5,163,495
Deferred Tax Liabilities	705,000	-	-	705,000
Deferred Compensation	641,893	-	-	641,893

Total liabilities	16,521,069	893,097	(548,953)	16,865,213

Commitments and Contingencies

Stockholders' Equity
Common stock
Class A	133	-	-	133
Class B	-	-	-	-
Subscribed Capital	-	29,427	(29,427)	-
Additional paid-in capital	943,295	-	-	943,295
Retained earnings	12,449,236	400	(400)	12,449,236
Accumulated other comprehensive income	-	93,371	-	93,371

Total stockholders' equity	13,392,664	123,198	(29,827)	13,486,035

	$29,913,733	$1,016,295	$(578,780)	$30,351,248

Dahlgren & Company, Inc. and Subsidiary
Consolidating Statements of Operations and Comprehensive Income
Year ending September 26, 2009

	Dahlgren	Rolf		Consolidated
	and Company	Ehlers	Eliminations	Entity
Operations	(restated)			(restated)

Sales, Net	$82,163,860	$6,703,386	$-	$88,867,246

Cost of Sales	75,616,241	6,099,648	-	81,715,889
Cost of Sales- lower of cost or market adjustment	2,928,356	-	-	2,928,356
Total Cost of Sales	78,544,597	6,099,648	-	84,644,245

Gross Profit	3,619,263	603,738	-	4,223,001

Selling, General and Administrative Expenses	4,199,607	470,698	-	4,670,305

Income (Loss) from Operations	(580,344)	133,040	-	(447,304)

Other Income (Loss), Net	(89,475)	(169,062)	65,430	(193,107)
Interest Expense	(810,628)	(15,394)	-	(826,022)
Depreciation and Amortization Allowance	(1,426,725)	(13,814)	-	(1,440,539)

Income (Loss) Before Income Taxes and Minority Interest	(2,907,172)	(65,230)	65,430	(2,906,972)

Provision (Benefit) for Income Taxes	(1,246,000)	200	-	(1,245,800)

Income (Loss) Before Minority Interest	(1,661,172)	(65,430)	65,430	(1,661,172)

Minority Interest in Income of Subsidiary	-	-	-	-

Net Income	$(1,661,172)	$(65,430)	$65,430	$(1,661,172)

Comprehensive Income

Net Income	$(1,661,172)	$(65,430)	$65,430	$(1,661,172)

Other Comprehensive Income
Foreign currency translation adjustments	-	3,586	-	3,586

Comprehensive Income	$(1,661,172)	$(61,844)	$65,430	$(1,657,586)

Dahlgren & Company, Inc. and Subsidiary
Consolidating Statements of Operations and Comprehensive Income
Year Ending September 27, 2008

	Dahlgren	Rolf		Consolidated
	and Company	Ehlers	Eliminations	Entity
Operations

Sales, Net	$88,962,636	$10,341,703	$(1,491,288)	$97,813,051

Cost of Sales	72,265,705	9,353,451	(1,491,288)	80,127,868
Cost of Sales- lower of cost or market adjustment	-	-	-	-
Total Cost of Sales	72,265,705	9,353,451	(1,491,288)	80,127,868

Gross Profit	16,696,931	988,252	-	17,685,183

Selling, General and Administrative Expenses	4,320,268	762,518	-	5,082,786

Income (Loss) from Operations	12,376,663	225,734	-	12,602,397

Other Income (Loss), Net	1,377,126	236,707	(354,401)	1,259,432
Interest Expense	(1,327,555)	(95,681)	-	(1,423,236)
Depreciation and Amortization Allowance	(1,351,815)	(12,959)	-	(1,364,774)

Income (Loss) Before Income Taxes and Minority Interest	11,074,419	353,801	(354,401)	11,073,819

Provision (Benefit) for Income Taxes	3,830,000	(600)	-	3,829,400

Income (Loss) Before Minority Interest	7,244,419	354,401	(354,401)	7,244,419

Minority Interest in Income of Subsidiary	-	-	-	-

Net Income	$7,244,419	$354,401	$(354,401)	$7,244,419

Comprehensive Income

Net Income	$7,244,419	$354,401	$(354,401)	$7,244,419

Other Comprehensive Income
Foreign currency translation adjustments	-	11,415	-	11,415

Comprehensive Income	$7,244,419	$365,816	$(354,401)	$7,255,834